Exhibit 23.9
December 19, 2011
Fox Partners, as
General Partner of Century Properties Fund XVII, LP
4582 South Ulster Street, Suite 1100
Denver, CO 80237

Re:	Appraisal of Peakview Place Apartments (Englewood, Colorado) dated as of March 15, 2011, Supplemental Letter, dated as of June 17, 2011, and Supplemental Letter, dated as of December 5, 2011 (collectively, the
“Peakview Appraisal”).
Appraisal of Creekside Apartments (Denver, Colorado) dated as of
March 16, 2011, Supplemental Letter, dated as of June 17, 2011, and
Supplemental Letter, dated as of December 5, 2011 (collectively, the
“Creekside Appraisal”).
Appraisal of The Village in the Woods Apartments (Cypress, Texas)
dated as of March 21, 2011, Supplemental Letter, dated as of June 3,
2011, and Supplemental Letter, dated as of December 7, 2011
(collectively, the “Village in the Woods Appraisal”).
Ladies and Gentlemen:
          We hereby consent to the filing with the Securities and Exchange Commission (the “SEC”) of the Peakview Appraisal, the Creekside Appraisal and the Village in the Woods Appraisal (collectively, our “Appraisals”), in their entirety, with Amendment No. 1 to the Registration Statement, File No. 333-175846, on Form S-4 (as so amended, the “Registration Statement”) filed by AIMCO Properties, L.P. and its affiliates (“Aimco”) and Amendment No. 1 to the Transaction Statement on Schedule 13E-3 filed by Aimco. We also consent to (i) the distribution of copies of our Appraisals, in their entirety, to the limited partners of Century Properties Fund XVII, LP (“CPF XVII”) upon their request in connection with the merger of a subsidiary of Aimco with and into CPF XVII, with CPF XVII as the surviving entity, as described in the Registration Statement, and (ii) the reference to our firm and the description of our Appraisals in the Registration Statement, including any amendments and/or supplements thereto, that may be filed with the SEC. We further acknowledge that our Appraisals, in their entirety, will be generally available to the public through the filings with the SEC.

COGENT REALTY ADVISORS, LLC
By:	/s/ Steven Goldberg
	Name:	Steven Goldberg
	Title:	Managing Partner